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                                                                     EXHIBIT 3.5


                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                              M MERGER SUB, INC.
                                 WITH AND INTO
                         MAGAININ PHARMACEUTICALS INC.


                        Pursuant to Section 253 of the
               General Corporation Law of the State of Delaware


          Magainin Pharmaceuticals Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"),

          DOES HEREBY CERTIFY:

          FIRST: That the Company was incorporated on June 29, 1987, pursuant to the General Corporation Law of the State of Delaware (the "DGCL").

          SECOND: That the Company owns 100% of the outstanding capital stock of all classes of M Merger Sub, Inc. (the "Subsidiary Corporation"), a Delaware corporation incorporated on September 27, 2000 pursuant to the DGCL.

          THIRD: That the Company, by resolutions of its Board of Directors duly adopted on February 15, 2001, as set forth on Exhibit A hereto, determined to merge the Subsidiary Corporation with and into itself (the "Merger"), such that the Company will be the surviving entity.

          FOURTH: That at 5:00 p.m. as of the 9th day of March 2001, the name of the Company as specified in Article FIRST of the Company's Restated Certificate of Incorporation, as amended, shall be changed from Magainin Pharmacauticals Inc. to:

                              Genaera Corporation
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     IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be duly executed in its corporate name on the 6th day of March 2001, in accordance with Sections 103 and 253 of the DGCL.

                                MAGAININ PHARMACEUTICALS INC.


                                By: /s/ Roy C. Levitt, M.D.
                                    ---------------------------------------
                                Name:  Roy C. Levitt, M.D.
                                Title: President and Chief Executive Officer
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                                                                       Exhibit A
                                                                       ---------


                         MAGAININ PHARMACEUTICALS INC.

                              RESOLUTIONS OF THE
                              BOARD OF DIRECTORS

                               FEBRUARY 15, 2001


     RESOLVED, that the Board of Directors of Magainin Pharmaceuticals Inc. (the "Company") hereby authorizes the merger of M Merger Sub, Inc., a Delaware corporation (the "Subsidiary") and wholly-owned subsidiary of the Company, with and into the Company (the "Merger") pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"); and that the Merger shall become effective and the corporate existence of the Subsidiary shall cease automatically at the open of the market on the first day that the Company's common stock, par value $0.002 per share, begins trading on the Nasdaq National Market under the new symbol GENR or at such later time as is specified in the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware pursuant to the applicable provisions of the DGCL with respect to the Merger (such time being called the "Effective Time"); and it is further

     RESOLVED, that the Company shall be the surviving corporation in the Merger (the "Surviving Corporation"), which shall continue its corporate existence under the DGCL, including the provisions of Section 259 thereof, and shall possess all rights and assets of each of the Company and the Subsidiary (the "Constituent Corporations") in the Merger and be subject to all the liabilities and obligations of each of the Constituent Corporations in accordance with the provisions of the DGCL; and it is further

     RESOLVED, that from and after the Effective Time, the name of the Company as specified in Article FIRST of the Company's Restated Certificate of Incorporation, as amended, shall be changed to:

                              Genaera Corporation

     RESOLVED, that except as hereinabove provided in these resolutions with respect to the name of the Company, the Restated Certificate of Incorporation, as amended, of the Company shall continue in full force and effect as the certificate of incorporation of the Surviving Corporation; and it is further

     RESOLVED, that the officers of the Company be, and they hereby are, authorized, empowered, and directed to prepare, execute and cause to be filed all certificates, applications,
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instruments, reports or other documents as may be required the Nasdaq National
Market or by the law of any state, territory, dependency or country in which the Company transacts business as a foreign corporation in order to effect the change of name of the Company in such state, territory, dependency or country and to do all other acts and things whatsoever which they shall determine to be necessary or appropriate to effect said change of name in such jurisdiction or jurisdictions; and it is further

     RESOLVED, that the officers of the Company be, and they hereby are, authorized, empowered and directed to determine the date of filing of the Certificate of Ownership and Merger under the DGCL and to do and perform all such further acts and things as they shall determine to be necessary or advisable in order to effectuate the purpose of the foregoing resolutions; and it is further

     RESOLVED, that any acts of any officer or officers of the Company, and any person or persons designated and authorized to act by any officer of the Company, on behalf of the Company, which acts would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of such resolutions, are hereby severally ratified, confirmed, approved and adopted as the acts of the Company.